Exhibit 99.1

Sunovion Pharmaceuticals Inc. 84 Waterford Drive, Marlborough, MA 01752-7010 Tel 508-481-6700	Cynapsus Therapeutics Inc. 828 Richmond Street West, Toronto, ON, M6J 1C9 Tel 416-703-2449

Contacts:	Patrick Gaffey Sunovion Pharmaceuticals Inc. Executive Director, Corporate Communications 508-787-4565 patrick.gaffey@sunovion.com	Andrew Williams Cynapsus Therapeutics Inc. COO & CFO (416) 703-2449 x253 awilliams@cynapsus.ca

Sunovion Pharmaceuticals to Acquire Cynapsus Therapeutics

- Includes Phase 3 product candidate APL-130277 in development for OFF episodes associated with Parkinson’s disease -

- Complements Sunovion’s robust portfolio and expands the Company’s leadership in treatments for central nervous system disorders -

MARLBOROUGH, Mass. and TORONTO, ON, August 31, 2016 – Sunovion Pharmaceuticals Inc. (Sunovion) and Cynapsus Therapeutics Inc. (Cynapsus) (NASDAQ: CYNA) (TSX: CTH) today announced that the companies have signed a definitive agreement under which Sunovion will acquire Cynapsus for US$40.50 per share in cash. The transaction has received unanimous approval by the Board of Directors of both companies and values Cynapsus at approximately US$624 million (or approximately CAN$820 million). The acquisition will be funded with cash on hand. The transaction is expected to close in the fourth quarter of 2016 (third quarter of Sunovion’s fiscal year). This agreement reflects Sunovion’s global strategy to expand and diversify its portfolio in key therapeutic areas, including neurology.

Through this transaction, Sunovion would acquire Cynapsus’ product candidate, APL-130277, which is designed to be a fast-acting, easy-to-use, on-demand treatment option for managing OFF episodes associated with Parkinson’s disease (PD).

“Parkinson’s disease is a chronic, progressive neurodegenerative disease that affects more than four million people around the world, and there is a significant need for new options to treat the OFF episodes associated with it,” said Nobuhiko Tamura, Chairman and Chief Executive Officer, Sunovion. “We believe that APL-130277 is a novel late-stage candidate with the potential to make a real difference for patients and their families.”

“The acquisition of Cynapsus is well-aligned with Sunovion’s focus on the innovative application of science and medicine to help people with serious medical conditions and complements our robust product pipeline,” added Mr. Tamura. “We have high regard for the Cynapsus team and their work with the APL-130277 program.”

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“With its leadership in therapies for central nervous system disorders and commercial experience specific to neurology, we believe Sunovion is best suited to advance APL-130277 in the United States and other key markets,” said Anthony J. Giovinazzo, President and CEO, Cynapsus. “This transaction culminates years of dedicated work by the Cynapsus team and represents significant value creation for our securityholders.”

The board of directors of Cynapsus, after consultation with its financial and legal advisors and based, in part, upon the unanimous recommendation of an independent special committee of the board of directors, has determined that the arrangement is in the best interest of Cynapsus and the consideration to be received by shareholders of Cynapsus is fair to such shareholders. The board of directors unanimously recommends that Cynapsus shareholders and warrantholders vote in favour of the transaction at a special meeting expected to be held on or about October 13, 2016.

The proposed sale of Cynapsus follows a full consideration of alternatives aimed at optimizing shareholder value for the company. “We believe that the proposed transaction with Sunovion results in the best outcome for our shareholders,” said Rochelle Stenzler, chair of the board of Cynapsus. “The transaction with Sunovion represents a significant premium to the current share price and we are recommending that our shareholders and warrantholders vote in favour of the transaction.”

Pursuant to the terms of the definitive agreement, upon closing of the proposed transaction, shareholders of Cynapsus will receive US$40.50 per common share in cash, and holders of warrants and stock options will receive a cash payment equal to the difference between US$40.50 and the exercise price of such warrant or stock option. The offer of US$40.50 per common share in cash represents a premium of 123 percent based on the volume weighted average closing price of Cynapsus’ common shares on the NASDAQ Global Market for the last twenty trading days. The companies expect to close the transaction following required securityholder, court and regulatory approvals and satisfaction of certain other customary closing conditions.

The transaction will be completed by way of a plan of arrangement under the Canada Business Corporations Act. The arrangement will require approval of at least two-thirds of the votes cast by Cynapsus shareholders and warrantholders voting together as a single class at a special meeting of such securityholders of Cynapsus. Voting and Support Agreements in support of the transaction have been signed by all directors and officers of Cynapsus and the company’s largest shareholder representing in the aggregate, approximately 18.33 percent of the Cynapsus securities entitled to vote to approve the transaction.

Full details of the transaction will be included in the management information circular to be filed with the applicable securities regulatory authorities and mailed to Cynapsus shareholders and warrant holders within approximately two weeks. Assuming receipt of all required regulatory approvals, the parties expect to close the arrangement in the fourth quarter of 2016.

BofA Merrill Lynch serves as financial advisor, and Borden Ladner Gervais LLP and Troutman Sanders LLP serve as legal advisors to Cynapsus. Stifel, Nicolaus & Company, Incorporated serves as financial advisor and Fasken Martineau DuMoulin LLP serves as a legal advisor to the Special Committee of Cynapsus. Nomura Securities International, Inc. serves as exclusive financial advisor, and Goodmans LLP, Reed Smith LLP, and Gibbons PC serve as legal advisors to Sunovion.

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Adagio Amending Agreement

Cynapsus and the former shareholders of Adagio Pharmaceuticals Ltd. (“Adagio”) entered into a share purchase agreement dated as of December 22, 2011, as subsequently amended as of January 28, 2015 (the “Share Purchase Agreement”), pursuant to which Cynapsus acquired Adagio.

Cynapsus and the former shareholders of Adagio have amended the Share Purchase Agreement to provide, among other things, that if a change of control of Cynapsus, which would include the transaction with Sunovion, occurs before the successful completion and the first public announcement of the top-line data of the Final Safety Study (as defined in the Share Purchase Agreement), the CDN$2,500,000 of the purchase price still potentially payable to the former shareholders of Adagio shall be paid in cash (not common shares, as was originally contemplated in the Share Purchase Agreement) by Cynapsus, on the date on which the change of control transaction is completed.

As Anthony Giovinazzo, President and Chief Executive Officer of Cynapsus, is also a director, officer and majority shareholder of Adagio, the amendment of the Share Purchase Agreement constitutes a related party transaction pursuant to Multilateral Instrument 61-101 and the policies of the TSX. The amendment was necessary, and appropriate, as it ensures that if Sunovion acquires all of the common shares of Cynapsus, it would not have an obligation to potentially issue shares to the former Adagio shareholders post-closing of such acquisition. The amendment was entered into at the same time as the arrangement agreement with Sunovion and therefore was not announced more than 21 days before its execution.

About APL-130277

APL-130277, a novel formulation of apomorphine, a dopamine agonist, is being developed as a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with Parkinson’s disease. Apomorphine is the only molecule approved for acute, intermittent treatment of OFF episodes for advanced PD patients, but is currently only approved as a subcutaneous injection in the United States. APL-130277 is designed to rapidly, safely and reliably convert a PD patient from the OFF to the ON state while avoiding many of the issues associated with subcutaneous delivery of apomorphine. It has been studied in all types of OFF episodes, including morning OFF episodes. APL-130277 is in Phase 3 clinical trials and has not been approved by the U.S. Food and Drug Administration (FDA).

In the ongoing Phase 3 trial, CTH-300, the blinded safety data was corroborated by the DSMB findings, which were announced in the press release dated August 15, 2016. If the ongoing pivotal Phase 3 clinical trials are successful, it is expected that a New Drug Application (NDA) for APL-130277 will be submitted to the U.S. Food and Drug Administration (FDA) during the first half of 2017 under the abbreviated Section 505(b)(2) regulatory pathway. A pivotal European clinical program evaluating the safety and efficacy of APL-130277 in PD patients is expected to be initiated in the fourth quarter of 2016.

About Parkinson’s Disease and OFF Episodes

More than 1 million people in the U.S. and an estimated 4 to 6 million people worldwide suffer from PD. The European Parkinson's disease Association estimates that 1.2 million people have PD in the European Union.  PD is a chronic, progressive neurodegenerative disease characterized by motor symptoms, including tremor at rest, rigidity and impaired movement, as well as significant non-motor symptoms, including cognitive impairment and mood disorders. It is the second most common neurodegenerative disease behind Alzheimer’s disease, and PD’s prevalence is increasing with the aging of the population. OFF episodes are a complication of the disease. Up to 40 percent of all people with PD whose symptoms are otherwise managed with ongoing drug therapy experience OFF episodes at least once daily and up to six times daily, with each episode typically lasting between 30 and 120 minutes.i,ii

i Denny 1999 J Neurolog Sci, v165, p18-23, table 3.

ii Schrag 2000 Brain v123, p2297-2305

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About Sunovion Pharmaceuticals Inc. (Sunovion)

Sunovion is a global biopharmaceutical company focused on the innovative application of science and medicine to help people with serious medical conditions. Sunovion’s spirit of innovation is driven by the conviction that scientific excellence paired with meaningful advocacy and relevant education can improve lives. The Company has charted new paths to life-transforming treatments that reflect ongoing investments in research and development and an unwavering commitment to support people with psychiatric, neurological, and respiratory conditions. Sunovion’s track record of discovery, development and commercialization of important therapies has included Brovana® (arformoterol tartrate), Latuda® (lurasidone HCI), and most recently Aptiom® (eslicarbazepine acetate).

Headquartered in Marlborough, Mass. Sunovion is an indirect, wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. Sunovion Pharmaceuticals Europe Ltd., based in London, England, and Sunovion Pharmaceuticals Canada Inc., based in Mississauga, Ontario, are wholly-owned direct subsidiaries of Sunovion Pharmaceuticals Inc. Additional information can be found on the Company’s web sites: www.sunovion.com, www.sunovion.eu and www.sunovion.ca. Connect with Sunovion on Twitter @Sunovion and LinkedIn.

About Sumitomo Dainippon Pharma Co., Ltd.

Sumitomo Dainippon Pharma is among the top-ten listed pharmaceutical companies in Japan operating globally in major pharmaceutical markets, including Japan, the United States, China and the European Union. Sumitomo Dainippon Pharma aims to create innovative pharmaceutical products in the Psychiatry & Neurology area and the Oncology area, which have been designated as the focus therapeutic areas. Sumitomo Dainippon Pharma is based on the merger in 2005 between Dainippon Pharmaceutical Co., Ltd., and Sumitomo Pharmaceuticals Co., Ltd. Today, Sumitomo Dainippon Pharma has about 7,000 employees worldwide. Additional information about Sumitomo Dainippon Pharma is available through its corporate website at www.ds-pharma.com.

BROVANA is a registered trademark of Sunovion Pharmaceuticals Inc.

LATUDA is a registered trademark of Sumitomo Dainippon Pharma Co., Ltd.

APTIOM is used under license from BIAL.

Sunovion Pharmaceuticals Inc. is a U.S. subsidiary of Sumitomo Dainippon Pharma Co., Ltd.
© 2016 Sunovion Pharmaceuticals Inc.

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Sunovion Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies' and members of their senior management team. Forward-looking statements include, without limitation statement associated with the following: the timing of the closing of Sunovion’s acquisition of Cynapsus; Sunovion’s ability to expand and diversify its portfolio in key therapeutic areas, including neurology; APL-130277’s ability to be a fast-acting, easy-to-use, on-demand treatment option for managing OFF episodes associated with Parkinson’s disease (PD) or make a real difference for patients and their families; Sunovion’s ability to advance APL-130277 in the United States and other key markets; whether the transaction will result in the best outcome for Cynapsus’ shareholders; the parties’ ability to receive the required securityholder, court and regulatory approvals, satisfy other customary closing conditions and close the transaction; whether APL-130277 will be the first treatment for OFF episodes associated with PD that is administered sublingually (under the tongue); whether APL-130277 will avoid many of the issues associated with the currently available injectable formulation; whether APL-130277 will be easier for patients and caregivers to use; the timing of the data from the ongoing Cynapsus pivotal Phase 3 clinical trials; the potential success of the trials and the timing of a New Drug Application (NDA) for APL-130277, if any, to the U.S. Food and Drug Administration (FDA) during the first half of 2017 under the abbreviated Section 505(b)(2) regulatory pathway; the timing of a pivotal European clinical program evaluating the safety and efficacy of APL-130277 in PD patients; the timing and content of the details of the transaction included in the management information circular to be filed with the securities regulatory authorities and mailed to Cynapsus shareholders and warrant holders in advance of the special meeting; the ability to receive all required regulatory approvals, and the ability of the parties to close the arrangement in the fourth quarter of 2016. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: the effects of the transaction on relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the companies' control; actual or contingent liabilities; and other risks and uncertainties detailed by Sunovion’s parent company Sumitomo Dainippon Pharma in the Summary of Consolidated Financial Results [Japanese GAAP] (Unaudited) for quarterly earnings. All forward-looking statements are based on information currently available to Sunovion, and Sunovion assumes no obligation to update any such forward-looking statements.

About Cynapsus

Cynapsus is a specialty central nervous system pharmaceutical company that has been developing a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with PD. For additional company information, please visit www.cynapsus.ca.

For more information about the Phase 3 studies, including enrollment criteria, please visit the following website: http://cth300and301trials.cynapsus.ca/

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Cynapsus Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, including, without limitation, Cynapsus’s expectation for filing an NDA in the first half of 2017; expectations regarding Cynapsus’s clinical and regulatory activities, including the anticipated timing, completion and results of Phase 3 and other clinical studies; beliefs related to potential benefits, effectiveness and demand for, Cynapsus’s product candidate; statements relating to the proposed acquisition of Cynapsus, including (i) receipt of securityholder, court and regulatory approvals of, and the satisfaction of other conditions for, such transaction and (ii) the anticipated benefits, timing and closing of such transaction; and beliefs regarding Sunovion’s ability to advance APL-130277 in the United States and other markets. These forward-looking statements include information about possible or assumed future events or results of Cynapsus’s business, products, plans and objectives. These forward-looking statements are based on current expectations and beliefs and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, and include, but are not limited to, shareholder and warrantholder approval of the proposed transaction; Cynapsus’ ability to obtain court, regulatory and other approvals in connection with the proposed transaction; uncertainties as to the timing of the completion of the transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction and those factors identified under the caption “Risk Factors” in Cynapsus’s Form 10-Q for the quarter ended June 30, 2016 filed with the United States Securities and Exchange Commission (the “SEC”) on August 10, 2016, and its other filings and reports in the United States with the SEC available on the SEC’s web site at www.sec.gov, and in Canada with the various Canadian securities regulators, which are available online at www.sedar.com. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and Cynapsus has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

Additional Information and Where to Find It

Further information regarding the transaction will be contained in an information circular that Cynapsus will prepare and mail to its shareholders and warrantholders in connection with the Cynapsus shareholders’ and warrantholders’ meeting, with closing expected to occur in the fourth quarter of 2016. Cynapsus securityholders are urged to read the information circular once it becomes available, as it will contain important information concerning the proposed transaction. Cynapsus securityholders may obtain a copy of the arrangement agreement, information circular and other meeting materials when they become available at www.sec.gov and www.sedar.com.

This press release is for informational purposes only. It does not constitute an offer to purchase securities of Cynapsus or a solicitation or recommendation statement under the rules and regulations of the SEC or other applicable United States laws.

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